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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 18, 2002
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                            SFBC International, Inc.
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             (Exact name of registrant as specified in its charter)


              Florida                         001-16119                      59-2407464
---------------------------------    -----------------------------    --------------------------
  (State or other jurisdiction           (Commission File No.)             (IRS Employer
       of incorporation)                                                 Identification No.)

                   11190 Biscayne Blvd., Miami, Florida 33181
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 305-895-0304
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     Item 2. Acquisition or Disposition of Assets. On March 18, 2002, SFBC
International, Inc. (the "Company" or "SFBC") through its wholly-owned subsidiary, SFBC Canada Inc. ("SFBC Canada"), acquired 100% of the capital stock of Anapharm Inc. ("Anapharm"), the largest privately-held Canadian clinical research organization, with its headquarters located in Quebec City, Canada. Anapharm derives approximately 50% of its revenues from each of Phase I clinical trials and bioanalytical services. Anapharm owns 49% of Danapharm, Inc., a London, Ontario based clinical research organization specializing in Phase III and IV clinical trials.

     SFBC Canada acquired 100% of the issued and outstanding stock of Anapharm approximately $26.7 million in cash and $2.9 million in common stock (167,375 shares) plus transaction fees and costs. Anapharm employees received approximately 30% of the total consideration including all of the SFBC common stock. The number of shares of SFBC common stock issued was based on a 20 day average closing price prior to execution of the Share Purchase Agreement (the "Agreement") or $17.51 per share. Under the Agreement, all Anapharm shareholders were to receive approximately $1,253,800 in SFBC common stock; however SFBC had the option to pay this part solely in cash. Because of the increase in the Company's common stock price prior to closing, the Company paid the outside Anapharm shareholders in cash reducing the number of shares by 49,580 and at the same time providing an incentive to the Anapharm employee-shareholders. Additionally, key Anapharm employees received a total of 110,000 of the Company's stock options exercisable at $23.97 per share. All employees of Anapharm have remained employed with Anapharm including its founder and president, Dr. Marc LeBel.

     Anapharm was formed in 1994. For its fiscal year ending April 30, 2001, Anapharm's revenues were approximately $19.7 million. Its net income after taxes was approximately $2.4 million after deducting foreign currency gains and Canadian tax rebates and credits not available to a foreign acquirer.

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Item 7. Financial Statements and Exhibits.

a.      Financial statements of businesses acquired.

        The financial statements of Anapharm for the years ended April 30, 2001 and 2000 shall be filed within 60 days after the date that this Report on Form 8-K is filed.

b.      Pro forma financial information

        The pro forma financial information shall be filed within 60 days after the date that this Report on Form 8-K is filed.

c.      Exhibits

Exhibit No.            Exhibit
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2.1                    Share Purchase Agreement*/1/
2.2                    Employment Agreement of Dr. Marc LeBel 1




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1    Contained in Form 10-KSB filed on April 1, 2002.

* Confidential treatment requested for confidential information contained in the Share Purchase Agreement.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SFBC International, Inc.

                                By: /s/ Arnold Hantman
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                                    Arnold Hantman,
                                    Chief Executive Officer

Date:  April 1, 2002

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